UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

Sage Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36544	27-4486580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 299-8380

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2016, Sage Therapeutics, Inc. (the “Company”) executed a Lease Agreement (the “Lease”) with Jamestown Premier 245 First, LLC (“Jamestown”) for approximately 19,805 rentable square feet of office space at a building located in Cambridge, Massachusetts (the “Premises”).

The Lease commences on the date that is the later to occur of (a) September 1, 2016 or (b) the date Jamestown delivers the Premises to the Company in the condition required by the Lease, and terminates on February 28, 2022. The Company will pay annual base rent of $79.50 per rentable square foot, increasing annually by $1.00 per rentable square foot during the term of the Lease, subject to certain abatements and adjustments. Pursuant to the Lease, the Company also will pay certain taxes and operating costs associated with the Premises during the term of the Lease. The Company will receive up to $594,150 from Jamestown for tenant improvements to the Premises. The Company will post a security deposit in the amount of $524,832.52.

The foregoing description of the Lease is qualified by reference to the Lease, a complete copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease Agreement between the Company and Jamestown Premier 245 First, LLC, dated May 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2016	SAGE THERAPEUTICS, INC.

	By:	/s/ Anne Marie Cook
Anne Marie Cook
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease Agreement between the Company and Jamestown Premier 245 First, LLC, dated May 24, 2016.